-

SUBSCRIPTION AGREEMENT MADE AND ENTERED INTO IN THE CITY AND DISTRICT OF MONTREAL, ON THE 18TH DAY OF MAY, 2000

BY AND AMONG:                CAPITAL COMMUNICATIONS CDPQ INC., a

                             body politic duly incorporated
                             according to the Companies Act
                             (Quebec), having its head office
                             and principal place of business in
                             the City of Montreal, Province of
                             Quebec,

                             (hereinafter referred to as

                             ("CDPQ")

                             PARTY OF THE FIRST PART


AND: SOFINOV SOCIETE FINANCIERE D'INNOVATION INC., a body politic, duly incorporated according to the Companies Act (Quebec), having its head office and principal place of business in the City of Montreal,

                             Province of Quebec,

                             (hereinafter referred to as
                             "Sofinov")

                             PARTY OF THE SECOND PART


AND:                         TOUCHTUNES MUSIC CORPORATION, a
                             body politic and corporate, duly
                             incorporated according to the laws

                             of the State of Nevada, having its
                             head office and principal place of
                             business in the City of Las Vegas,
                             State of Nevada,

                             (hereinafter referred to as the
                             "Corporation")

                             PARTY OF THE THIRD PART


1.    PREAMBLE


1.1 WHEREAS each of CDPQ and Sofinov wishes to subscribe for shares from the treasury of the Corporation, the whole at the price and on the terms and conditions hereinafter set out in this Agreement;


                                                                 2

1.2 WHEREAS CDPQ loaned to the Corporation the sum of US$1,000,000 on May 5, 2000, which sum the Corporation agreed to repay by applying same against a portion of the total subscription price payable by CDPQ pursuant to this

Agreement; and

1.3 WHEREAS Sofinov loaned to the Corporation the sum of US$2,000,000 on December 17, 2000, and the sum of US$1,000 000 on each of January 17, 2000, February 1, 2000 and March 24, 2000, which sums the Corporation agreed to repay by applying same against the total subscription price payable by Sofinov pursuant to this Agreement.

NOW, THEREFORE, THIS AGREEMENT WITNESSETH:


2.    INTERPRETATION

2.1   Definitions.  In this Agreement:

2.1.1 "Agreement" means this Subscription Agreement and all instruments supplemental hereto or in amendment or confirmation hereof; "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Section, subsection or other subdivision; "Section", "subsection" or other subdivision of this Agreement means and refers to the specified Section, subsection or other subdivision of this Agreement;

2.1.2 "Applicable Law" means any domestic or foreign federal, state, provincial, county, local, municipal and regional statute, law, ordinance, rule, regulation, restriction, regulatory policy or guideline, by-law (zoning or otherwise), principles of common law, civil law or equity, as well as Permits, Orders, decrees and rules (having the force of law); and any judgments or injunctions issued, prolongated, approved or entered thereunder;

2.1.3 "Articles of Incorporation" means the Second Amended and Restated Articles of Incorporation of the Corporation dated May 3, 2000;

2.1.4 "Assets" means all of the assets, rights and properties of the Corporation, of whatsoever nature, kind or description, including movable or immovable, real or personal, tangible or intangible;

2.1.5 "Balance Sheet Date" means March 31, 2000;

2.1.6 "Benefit Plans" means all pension, retirement, profit sharing, bonus,

      savings, compensation, incentive, severance, stock option, stock purchase, stock appreciation, group insurance, medical, dental, hospitalization, disability, death and other fringe benefit plans, programs, arrangements or practices, sponsored or maintained by and covering any or all past or present employees, shareholders, directors or officers of the Corporation;




2.1.7 "Books and Records" means all books of account, accounting records, files, data and writings and other financial information, lists and files of past, present and prospective clients and contacts, purchasing and marketing records, personnel and payroll records, and all data stored on computer support devices relating to any of the aforementioned materials;

2.1.8 "Business Day" means any day, other than a Saturday or Sunday or a day on which the principal commercial banks in the State of New York are not open for business during normal banking hours;

2.1.9 "Business Plan" means the business plan of the Corporation dated April 2000, a copy of which has been delivered to the Investors,


2.1.10       "CDPQ Shares"  has the meaning described thereto in subsection 3.1;

2.1.11 "Common Shares" means shares of the Corporation's class A voting common stock having the rights privileges and preferences as set forth in the Articles of Incorporation;

2.1.12 "Contracts" means all agreements, obligations and undertakings of whatsoever nature, kind or description;

2.1.13 "Corporation SEC Documents" has the meaning ascribed thereto in subsection 4.3.9;


2.1.14 "dollar", "dollars" and the sign "$" each mean, unless otherwise indicated, lawful money of the United States of America;

2.1.15 "Encumbrances" means any encumbrance of any nature, kind or description whatever and includes a security interest, mortgage, lien, hypothecation, pledge, prior claim, assignment, charge, trust or deemed trust (whether contractual, statutory or howsoever otherwise arising), voting trust or pooling agreement with respect to securities, right of first refusal, easement, servitude, restrictive covenant, encroachment or other survey or title defect, any adverse claim or any other right, option or claim of any Person of any nature, kind or description whatever, or any covenant or other agreement, restriction or limitation on transferability;

2.1.16 "Environment" means surface waters, ground water, drinking water supply, land-surface, subsurface strata, air, both inside and outside of buildings and structures, and plant and animal life;

2.1.17 "Environmental Law" means any Applicable Law relating to the pollution or protection of the Environment;

2.1.18 "Equipment" means all furnishings, fixtures, machinery, equipment, tooling, spare parts, leasehold improvements, supplies, computer hardware, telephone systems, signs and all other tangible property, together with all related accessories and maintenance equipment;

2.1.19       "ERISA" has the meaning ascribed thereto in subsection 4.3.25.2;




2.1.20 "Exchange Act" means the Securities Exchange Act of 1934 (United States), as amended from time to time;

2.1.21       "Financial Statements" means:


      2.1.21.1 the consolidated audited financial statements of the Corporation for the fiscal year ended December 31, 1999 consisting of the balance sheet and the statement of income and retained earnings of the Corporation as at December 31, 1999, and

      2.1.21.2 the consolidated unaudited financial statements of the Corporation for the 3-month period ended March 31, 2000 consisting of the balance sheet, statement of income and retained earnings, statement of expenses and statement of changes in financial position of the Corporation as at March 31, 2000,

      a copy of both of which is annexed hereto as Schedule 2.1.21;

2.1.22 "Generally Accepted Accounting Principles" means generally accepted accounting principles in the United States of America applicable as at the date on which any calculation or determination is required to be made in accordance with generally accepted accounting principles, applied on a consistent basis;


2.1.23 "Governmental Body" means (i) any domestic or foreign national, federal, provincial, state, county, local, municipal or other government or body,
      (ii) any multinational, multilateral or international body, (iii) any subdivision, agent, commission, board, instrumentality or authority of any of the foregoing governments or bodies, (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing governments or bodies, or (v) any domestic, foreign, international, multilateral or multinational judicial, quasi-judicial, arbitration or administrative court, tribunal, commission, board or panel;

2.1.24 "including" and "includes" is to be deemed to be followed by the statement "without limitation" and neither of such terms shall be construed as limiting any word or statement which precedes it to the specific or similar items or matters immediately following it;

2.1.25       "Intellectual Property Rights" means, collectively:


      2.1.25.1 all intellectual property rights of whatsoever nature, kind or description including:

      2.1.25.1.1 all trade marks, service marks, trade mark and service mark registrations, trade mark and service mark applications, rights under registered user agreements, trade names and other trade mark and service mark rights,




      2.1.25.1.2 all copyrights, industrial designs and registrations thereof and applications therefor,

      2.1.25.1.3   all inventions, patents, patent applications and patent

              rights (including any patents issuing on such applications or rights),

      2.1.25.1.4   all licenses, sub-licenses and franchises,

      2.1.25.1.5 all trade secrets and proprietary and confidential information,

      2.1.25.1.6   all computer software and rights related thereto,

      2.1.25.1.7   all renewals, modifications, developments and extensions of any of the items listed in subsections 2.1.25.1.1 through
              2.1.25.1.6 (inclusively) hereof; and

      2.1.25.2 all patterns, plans, designs, research data, other proprietary know-how, processes, drawings, technology, inventions, formulae, specifications, performance data, quality control information, unpatented blue prints, flow sheets, equipment and parts lists, instructions, manuals, records and procedures, and all licenses, agreements and other contracts and commitments relating to any of the foregoing;


2.1.26 "Investors" means CDPQ and Sofinov, collectively, and "Investor" means either of them;

2.1.27 "Knowledge" - an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

      2.1.27.1 such individual is actually aware of such fact or other matter, or

      2.1.27.2  a prudent individual could be expected to discover or otherwise become aware in a reasonable period of time of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

      A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter;


2.1.28 "Order" means any order (draft or otherwise), judgment, injunction, decree, award or writ of any Governmental Body;

2.1.29 "ordinary course of business" means an action taken by a Person that is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;




2.1.30 "Permit" means any license, permit, certificate, authorization, approval, right, privilege, consent, concession or franchise issued, granted, conferred or otherwise created by a Governmental Body;


2.1.31 "Person" means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with judicial personality, Governmental Body; and pronouns when they refer to a Person have a similarly extended meaning;

2.1.32 "Premises" means the real property, together with all buildings, structures, fixtures and improvements thereon, covered by the Real Property Leases;


2.1.33 "Prime Rate" means the interest rate quoted publicly by the Corporation's regular bankers as the reference rate of interest for commercial demand loans made in US dollars and commonly known as such bank's prime rate, as adjusted from time to time, on the basis of the Prime Rate in effect on the first day of each month;

2.1.34  "Purchased Securities" means the CDPQ Shares and the Sofinov Shares;

2.1.35  "Real Property Leases" means the lease agreements listed in Schedule
      2.1.35 annexed hereto covering, collectively, the Premises;


2.1.36 "Registration Rights Agreement" means the registration rights agreement entered into on the date hereof among CDPQ, Sofinov, SociEtE Innovatech du Grand MontrEal and the Corporation;

2.1.37 "Registrable Shares" means all Common Shares issuable to the Investors upon the conversion of the Purchased Securities;

2.1.38  "SEC" means the United States Securities and Exchange Commission;

2.1.39  "Securities Act" means the Securities Act of 1933, as amended;


2.1.40 "Series B Preferred Shares" means the shares of Series B Preferred Stock as described in the Articles of Incorporation;

2.1.41 "Shareholders Agreement" means the Voting Trust and Limited Shareholders Agreement entered into on the date hereof among the Corporation, the Investors, SociEtE Innovatech du Grand MontrEal and Techno ExprEs S.A.;

2.1.42  "Sofinov Shares" has the meaning ascribed thereto in subsection 3.4;

2.1.43 "Tax Returns" means all reports, returns or other information, or any amendment thereof, required to be filed in connection with any Taxes;


2.1.44 "Taxes" means all taxes, foreign or domestic, whether federal, state, provincial, county, local, municipal or otherwise (including income, profit, corporation, business, excise, sales, goods and services, value-added, franchise, withholding, capital, transfer, stamp, unemployment compensation, payroll, property, and duties), whether or not measured in whole or in part by net income, and including interest and penalties with respect thereto;


2.1.45       "TouchTunes" means TouchTunes Digital Jukebox Inc.

2.2 Gender. Any reference in this Agreement to any gender shall include both genders and the neutral, and words used herein importing the singular number only shall include the plural and vice versa.

2.3 Headings. The division of this Agreement into Sections, subsections and other subdivisions, and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

2.4 Severability. Any Section, subsection or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed therefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall be severed from an illegal or unenforceable Section, subsection or other subdivision of this Agreement or any other provisions of this Agreement.

2.5 Entire Agreement. This Agreement together with any other instruments to be delivered pursuant hereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, among any or all of the parties.

2.6   Amendments.  No amendment of this Agreement shall be binding unless otherwise expressly provided in an instrument duly executed by each of the parties hereto.

2.7 Waiver. Except as otherwise provided in this Agreement, no waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in an instrument duly executed by the parties.

2.8   Delays.  When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the day which is the reference day in calculating such period shall be excluded. If the day on which such delay expires is not a Business Day, then the delay shall be extended to the next succeeding Business Day.

2.9 Preamble. The preamble hereof shall form an integral part of this Agreement.




2.10 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as they are applied to agreements entered into in New York between New York residents and performed entirely within New York.


2.11 Currency. Unless otherwise specified, all statements of or references to dollar amounts in this Agreement are of or to the lawful currency of the United States of America.

2.12 Schedules. The following Schedules form an integral part of this Agreement and are incorporated hereby by this reference:

     Schedule 2.1.21        Financial Statements
     Schedule 2.1.35        Real Property Leases

     Schedule 4.3.3         Jurisdictions
     Schedule 4.3.4         Constating documents
     Schedule 4.3.8         Issued Shares
     Schedule 4.3.14.3      Stock Option Plan
     Schedule 4.3.15        Encumbrances
     Schedule 4.3.18        Litigation
     Schedule 4.3.19        Insurance
     Schedule 4.3.24        List of employees

     Schedule 4.3.24.5 Employment agreements providing a notice of termination
     Schedule 4.3.25        Benefit Plans
     Schedule 4.3.26        List of Contracts
     Schedule 4.3.27        Intellectual Property
     Schedule 4.3.32.5      Tax Audits
     Schedule 4.3.33        Accounts receivable and payable

     Schedule 7.1           Budget


3.    SUBSCRIPTIONS FOR SHARES

3.1 CDPQ Subscription. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants, agreements and obligations of the Corporation contained herein, CDPQ hereby subscribes for 6,666,667 Series B Preferred Shares (collectively the "CDPQ Shares") of the Corporation's share capital at the aggregate subscription price of

US$15,000,000. The Corporation hereby accepts the subscription of CDPQ for the CDPQ Shares.

3.2 Payment and Issue of CDPQ Shares. CDPQ hereby agrees to remit to the Corporation on the date hereof the aggregate subscription price set forth in subsection 3.1 payable as to (i) US$14,000,000 by cheque and (ii) US$1,000,000 by CDPQ agreeing to extinguish the indebtedness of the Corporation to CDPQ in the like amount, and the Corporation shall issue the CDPQ Shares to CDPQ as fully paid and non-assessable Series B Preferred Shares and deliver share certificate representing same.

3.3 Sofinov Subscription. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants,




agreements and obligations of the Corporation contained herein, Sofinov hereby subscribes for 2,222,222 Series B Preferred Shares (collectively the "Sofinov Shares") of the Corporation's share capital at the aggregate subscription price of US$5,000,000. The Corporation hereby accepts the subscription of Sofinov for the Sofinov Shares.

3.4 Payment and Issue of Sofinov Shares. Sofinov hereby agrees to remit to the Corporation on the date hereof the aggregate subscription price set forth in subsection 3.3 entirely payable by Sofinov agreeing to extinguish the indebtedness of the Corporation to Sofinov in the amount of US$5,000,000, and the Corporation shall issue the Sofinov Shares to Sofinov as fully paid and non-assessable Series B Preferred Shares and deliver share certificate representing same.

4.    REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS

4.1 Representations and Warranties of the Investors. Each Investor (with respect to itself, and not with respect to the other Investor) hereby represents and warrants, severally and not jointly, to the Corporation and to the other Investor, and acknowledges and confirms that the Corporation and the other Investor are relying upon such representations and warranties in connection herewith and would not have entered into this Agreement without such representations and warranties:

4.1.1 Corporate Organization. Such Investor is duly incorporated and constituted, validly existing and in good standing under the laws of its jurisdiction of incorporation;

4.1.2 Power and Authority. Such Investor has the necessary corporate power and authority to execute this Agreement and to perform its obligations hereunder. The execution of this Agreement by such Investor and the performance by such Investor of its obligations hereunder have been duly authorized by all necessary action on its part and do not require any action or consent of, any registration with, or notification to any Person, or any action or consent under any laws of the Province of Quebec and the laws to which such Investor is subject;

4.1.3 Validity. The execution of this Agreement, the consummation of the transactions contemplated herein, the performance by such Investor of its obligations hereunder and the compliance by it with this Agreement do not:

      4.1.3.1 violate, contravene or breach, or constitute a default under, the constating documents, law or by-laws of such Investor;

      4.1.3.2 violate, contravene or breach, or constitute a default under any Contract to which such Investor may be a party, or its properties may be subject, or by which it is bound or affected; or

      4.1.3.3 violate, contravene or breach any laws to which such Investor is subject;




4.1.4 Investment. Such Investor is acquiring the Purchased Securities as provided in this Agreement and the Common Shares issuable upon the conversion of such Purchased Securities for investment for its own account, for the account of the other Investor or for the account of its affiliates, and not with the view to, or for resale in connection with, any distribution thereof other than to the other Investor or its affiliates;

4.1.5 Brokers or Finders. The Corporation has not incurred and will not incur, directly or indirectly, as a result of any action taken by it any brokerage fees, finder's fees, agents' commissions or other similar charges in connection with this Agreement, other than the commitment fees payable by the Corporation to CDPQ.

4.2 Acknowledgements. Each Investor hereby makes the following acknowledgements:

4.2.1 Registration. It understands that the right to acquire the Purchased Securities as provided in this Agreement and the Common Shares issuable upon the conversion of such Purchased Securities has not been, and will not be, registered under the Securities Act or applicable state securities laws, and is being extended to the Investors pursuant to a specific exemption from the registration provisions of the Securities Act and such laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed in subsection 4.1.4;

4.2.2 Non-transferability. Subject to the Corporation's undertakings pursuant to the Registration Right Agreement, it acknowledges that any resale of any of the Purchased Securities and the Common Shares issuable upon the conversion of such Purchased Securities may be subject to restrictions under applicable securities laws unless a subsequent disposition thereof is registered under the Securities Act or exempt from such registration;

4.2.3 Accredited Investor. Such Investor is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

4.3 Representations and Warranties of the Corporation. The Corporation hereby represents and warrants as follows to each of the Investors and acknowledges and confirms that the Investors are relying upon such representations and warranties in connection herewith and would not have entered into this Agreement without such representations and warranties:

4.3.1 Securities Act Representation. The offer, issuance and sale of the Purchased Securities hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act;

4.3.2 "Blue Sky" Law Compliance. The Corporation has made all filings and taken all actions necessary to comply with all "blue sky" laws with regard to the sale of the Purchased Securities as contemplated by this Agreement;




4.3.3 Corporate Organization and Authority. The Corporation is duly incorporated and organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. The Corporation has all the requisite power and authority to own, lease and operate its properties and carry on its business as presently conducted. Neither the nature of its business nor the location or character of any of its Assets requires the Corporation to be registered, licensed or otherwise qualified as an out of state or foreign corporation or to be in good standing in any jurisdiction other than jurisdictions where it is duly registered, licensed or otherwise qualified and in good standing for such purpose being the jurisdictions described in Schedule 4.3.3 annexed hereto. The Corporation has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement. Without limiting the generality of the foregoing, all corporate action on the part of the Corporation, its directors and shareholders necessary (i) for the authorization, execution, delivery and performance of this Agreement by the Corporation and (ii) for the authorization, issuance and delivery of the Common Shares issuable upon the conversion of such Purchased Securities. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby will not, with or without the giving of notice and/or the passage of time, or both (i) violate any provision of law applicable to the Corporation, or require any consent, approval or authorization of, or any declaration, filing or registration with or notice to, any third party, Governmental Body or otherwise, (ii) result in the loss of any right under or conflict with or result in a default of any provision or termination of or accelerate the date of performance of any obligation under any agreement, obligation or undertaking to which the Corporation may be a party or by which the Corporation or any of its Assets may be bound, or (iii) conflict with or result in a default of any provision or termination of any of the constating documents or by-laws of the Corporation. This Agreement constitutes a valid and binding obligation of the Corporation enforceable against it in accordance with its terms;

4.3.4 Constating and Corporate Documents. Schedule 4.3.4 annexed hereto contains a true and complete copy of the constating documents of the Corporation including the authorized capital stock of the Corporation, which have not been amended other than as reflected in said Schedule, and there is no application pending for the amendment of any of same. The minute books and corporate records of the Corporation have been maintained in accordance with the Applicable Law and contain true and complete records of all the by-laws of the Corporation and all meetings and consents in lieu of meetings of the board of directors of the Corporation and its shareholders, and accurately and completely reflect all matters referred to in such minutes and consents. All resolutions contained in such records have been duly passed and all such meetings have been duly called and held. The share certificate books and the registers of shareholders, directors and transfers of the Corporation are complete and accurate;




4.3.5 Offering Valid. Assuming the accuracy of the representations and warranties of the Investors contained in subsection 4.1 hereof, the offer, sale and issuance of the Purchased Securities pursuant to this

      Agreement and the Common Shares issuable upon the conversion of such Purchased Securities is or will be exempt from the registration requirements of the Securities Act and all state "blue sky" laws or has been or will have been registered or qualified under the registration, permit or qualification requirements of all applicable federal and state securities laws;

4.3.6 Reservation of Stock.  The Corporation has reserved up to 8,888,889

      Common Shares issuable upon the conversion of the Purchased Securities. The number of Common Shares to be reserved for issuance shall be adjusted in accordance with the Articles of Incorporation;

4.3.7 Issuance of Purchased Securities and Common Shares. The issuance of Purchased Securities pursuant to this Agreement and the issuance of Common Shares issuable upon the conversion of such Purchased Securities is and will not be subject to any preemptive rights or rights of first refusal. When issued in compliance with the provisions of the Agreement and the Articles of Incorporation, the Purchased Securities and Common Shares issuable upon the conversion of such Purchased Securities will be validly issued, fully paid and non-assessable, and will be free of all Encumbrances and restrictions on transfer other than restrictions on transfer provided in the Shareholders Agreement and under the state and/or federal securities laws at the time a transfer by an Investor is proposed;


4.3.8 Issued Shares. After giving effect to this Agreement, the only issued and outstanding shares in the capital stock of the Corporation (and rights, options and warrants to acquire same) are as set out in Schedule
      4.3.8 annexed hereto. All such shares are validly issued, fully paid and non-assessable, there are no other outstanding shares, warrants, rights, options, securities convertible into shares of the capital stock of the Corporation or any other agreements or rights to purchase or subscribe for any shares of the capital stock of the Corporation or convert any obligation or shares into any shares of the capital stock of the Corporation and the Corporation has not agreed to issue or sell any shares of its capital stock or any securities of any kind except as set out in this Agreement;

4.3.9 Public Filings. The Corporation has delivered to the Investors accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by the Corporation with the SEC from March 1995 until the date hereof (the "Corporation SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Corporation SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be; and (ii) none of the Corporation SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

4.3.10 Subsidiaries. Except for TouchTunes, the Corporation has no subsidiary nor owns any equity or other interest in any corporation, partnership, joint venture or other entity;

4.3.11 Power and Authority. The Corporation has the requisite corporate power, authority and capacity to carry on its business and to own and operate its Assets.

4.3.12      Financial Statements.

      4.3.12.1 The Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles and present fairly the financial position and the results of the operations of the Corporation, as at the dates thereof and for the periods covered thereby. No information has become available to the Corporation that would render the Financial Statements incomplete or inaccurate;


      4.3.12.2 As for the financial statements contained in the Corporation SEC Documents, they: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the financial position of the Corporation as of the respective dates thereof and the results of operations of the Corporation for the periods covered thereby;

4.3.13 Undisclosed Liabilities of the Corporation. The Corporation has no liabilities (whether accrued, absolute, contingent or otherwise) of any kind except liabilities disclosed or provided for in the Financial Statements and liabilities incurred in the ordinary course of business since the Balance Sheet Date which are not, in the aggregate, material and adverse to its business, or to its financial condition or results of operations and do not constitute a violation, contravention or breach of any covenant, agreement or obligation contained in this Agreement or constitute a breach of any representation or warranty made in or pursuant to this Agreement;


4.3.14 Subsequent Activities of the Corporation. Since the Balance Sheet Date there has not occurred any change in the condition, financial or otherwise, or prospects of the Corporation other than changes occurring in the ordinary course of business which changes, individually or in the aggregate, have not materially adversely affected its business, financial condition, results of operations or prospects; without limiting the generality of the foregoing, since the Balance Sheet Date, the Corporation has not, directly or indirectly:

      4.3.14.1 declared or paid any dividend on its capital stock or redeemed, purchased or otherwise acquired any shares of its capital stock, or otherwise reduced its paid up capital or altered its capital stock, except as set forth in the Articles of Incorporation,

      4.3.14.2 entered into any Contract outside the ordinary course of business,

      4.3.14.3 increased the salary, benefits, bonuses or other compensation of its officers, directors or employees or adopted any Benefit Plan outside the ordinary course of business and other than as disclosed in the Financial Statements, except for the incentive stock option plan approved by resolutions of the board of directors of the Corporation dated April 19, 2000, a copy of such resolutions and stock option plan are annexed hereto as Schedule 4.3.14.3;


      4.3.14.4 sold, leased, mortgaged, hypothecated, pledged or otherwise subjected any of its Assets to any Encumbrance other than Encumbrances taken in the ordinary course of business,

      4.3.14.5 settled any liability, claim, dispute, proceedings, suit or appeal pending against it or any of its Assets,

      4.3.14.6 except as disclosed in the Financial Statements, suffered any extraordinary loss or loss from operations,


      4.3.14.7 purchased or leased, or made any commitment to purchase or lease, any Assets, except for purchases of Equipment and supplies in the ordinary course of business,

      4.3.14.8 made any change in personnel practices, except in the ordinary course of business,

      4.3.14.9 cancelled or released any debts or claims other than as disclosed in the Financial Statements,

      4.3.14.10 made any change in its accounting principles, policies or practices as heretofore applied, including the basis upon which its assets and liabilities are recorded on its books, its earnings are ascertained or the methods or rates of depreciation or amortization employed, other than as disclosed in the Financial Statements, or

      4.3.14.11    agreed to do any of the things described in subsections
      4.3.14.1 through 4.3.14.10, inclusively, hereof;




4.3.15 Title to Assets. The Corporation is the legal and beneficial owner of, has good and marketable title to and possesses all its Assets free and clear of any Encumbrances save as to those mentioned in the Financial

      Statements and in Schedule 4.3.15 annexed hereto;

4.3.16 Equipment. The Corporation owns or leases all Equipment necessary to conduct its business as presently conducted;

4.3.17 Assets and Conditions of Assets. All the Assets owned or used by the Corporation are located at the Premises. All of the Assets of the Corporation (i) are in good working order and operating condition and have been regularly serviced and properly maintained and (ii) are adequate and sufficient for the continuing conduct of the business of the Corporation as now conducted. To the Knowledge of the Corporation, there are no outstanding work orders relating to any of the Assets of the Corporation which have been received from or required by any Governmental Body;

4.3.18 Litigation. There is no existing or, to the Knowledge of the Corporation, threatened claim, demand, suit, action, cause of action, dispute, proceeding, litigation, investigation, grievance, arbitration, governmental proceeding or other proceeding, including appeals and applications for review, in progress against, by, affecting or relating to the Corporation and/or any of its Assets except for the claims described in Schedule 4.3.18 annexed hereto. To the Knowledge of the Corporation, there is no state of facts which could provide a valid basis for any of the foregoing. To the Knowledge of the Corporation, there is not at present outstanding against, affecting or relating to the

      Corporation and/or its Assets any Order which adversely affects the Corporation in any way or that in any way relates to this Agreement or the transactions contemplated hereby;

4.3.19 Insurance. Schedule 4.3.19 annexed hereto contains a true and complete list of each material insurance policy currently maintained by the Corporation. All such policies are in full force and effect and are not void or voidable and nothing has been done or omitted to be done by the Corporation that would make any such policy void or voidable. All liability policies maintained by the Corporation provide coverage on a claims basis, except for commercial liability insurance which provides for coverage on an occurrence basis. The Corporation has not failed to give any notice or present any claim under any insurance policy when due or in a timely fashion. No claim presented by the Corporation has been or continues to be disputed or is under negotiation, nor does any amount recoverable from any insurer in respect of any such claim remain unpaid. The insurance coverage maintained by the Corporation is in such amounts and against such losses as are reasonable based on the Corporation's claims history;

4.3.20 Real Property Leases and Premises. The Real Property Leases, are the only leases, offers to lease, subleases, licenses or other agreements under which the Corporation uses or occupies or has the right to use or occupy, now or in the future, any immovable or real property or any buildings, structures, fixtures or improvements thereon;


4.3.21 Place of Business. The Corporation carries on business at the Premises and has no other place of business;

4.3.22 Environmental Matters. Without limiting the generality of subsection 4.3.18 or 4.3.29 hereof:

      4.3.22.1 to the Knowledge of the Corporation, the operations of, and the use of the Premises and Equipment by the Corporation are now and have been in compliance, in all material respects, with Environmental Law, and the operations of and use of the Premises by any predecessor in interest of the Corporation or any present or prior owner, lessee or occupant of the Premises have, to the Knowledge of the Corporation, been in compliance, in all material respects, with Environmental Law, and

      4.3.22.2 the Corporation has obtained and holds all Permits required under Environmental Law for the conduct of its operations and all such Permits are valid and in full force and effect. The Corporation has not received any notice amending, revoking or replacing any such Permits or requiring the issuance of any additional Permits. The Corporation has filed in a timely manner all reports, notifications and plans required pursuant to any such Permits;

4.3.23 Books and Records. The Books and Records of the Corporation are true and complete in all material respects;

4.3.24 Employees and Labour Relations. Schedule 4.3.24 annexed hereto contains a true and complete list of the employees of the Corporation detailing dates of hire, base remuneration and position held. Each of the employees listed on Schedule 4.3.24 annexed hereto received compensation from the Corporation solely in consideration of services performed on its behalf. The compensation of all officers and employees of the Corporation was paid entirely by the Corporation,

      4.3.24.1 at the date hereof, the Corporation has not been informed that any of its officers, directors or other key employees has any present intention to terminate its relationship with the Corporation,


      4.3.24.2 without limiting the generality of subsection 4.3.29 hereof, the Corporation is, in all material respects, in compliance with Applicable Law respecting employment and employment practices, terms and conditions of employment, wages, hours of work and human and civil rights,

      4.3.24.3 without limiting the generality of subsection 4.3.26 hereof, the Corporation is not bound by or subject to any collective bargaining agreement or collective bargaining obligation (or any ongoing organizing activity),




      4.3.24.4 without limiting the generality of subsection 4.3.18 hereof, there are no labour disruptions pending or, to the Knowledge of the Corporation, threatened against the Corporation and the Corporation is not involved in any material controversy with any of its employees except in the ordinary course of business, and

      4.3.24.5 except as set forth in Schedule 4.3.24.5 annexed hereto, no employment agreement to which the Corporation is a party provides for a specified notice of termination or fixed term of employment. There is no director, officer or employee of the Corporation who cannot be dismissed upon such notice as is required by Applicable Law;


4.3.25 Benefit Plans. Schedule 4.3.25 annexed hereto contains a true and complete list of all Benefit Plans.

      4.3.25.1 without limiting the generality of subsection 4.3.29 hereof, all Benefit Plans which are funded plans are funded in accordance with their rules and Applicable Law and are fully funded on both a going-concern and a termination basis. Without limiting the generality of subsection 4.3.29 hereof, all required employer contributions, premium payments and source-deducted employee contributions under the Benefit Plans have been made and remitted to the funding agents thereunder, including all current service costs and special payments,

      4.3.25.2 the Corporation has not at any time contributed to (or been obligated to contribute to) any plan subject to Title IV or Part I of Title I of the United States Employee Retirement Income Security Act, 1974, as amended ("ERISA"), save as to those described in Schedule
      4.3.25. The Corporation is in compliance with ERISA, the United States

      Internal Revenue Code of 1986, as amended, and the regulations thereunder. Without limiting the generality of subsection 4.3.29, each of the Corporation's Benefit Plans listed in such Schedule 4.3.25 has been maintained in compliance with its terms and all requirements prescribed by Applicable Law, are in good standing under all Applicable Law, and without limiting the generality of subsection 4.3.26 hereof, there are no outstanding defaults or violations by the Corporation of any obligation required to be performed by it in connection with any Benefit

      Plan of the Corporation,

      4.3.25.3 no step has been taken to terminate any Benefit Plan, and

      4.3.25.4 no promises or commitments have been made by the Corporation to amend any Benefit Plan or to provide increased benefits thereunder or to establish any additional Benefit Plan;

4.3.26 Contracts. Schedule 4.3.26 annexed hereto contains a true and complete list of all material Contracts to which the Corporation is a party or by which it or its Assets may be bound, and none of them will be affected by the transactions contemplated hereby. The Corporation is not in violation of or in default with respect to and no event has occurred which, with lapse of time or action by a third party, or both, could result in violation of or a default with respect to any of the Contracts listed in
      Schedule 4.3.26 annexed hereto. Each of the Contracts listed in Schedule
      4.3.26 annexed hereto is in full force and effect and valid, binding and enforceable in accordance with its terms and, to the Knowledge of the Corporation, all parties to such Contracts (other than the Corporation) are in compliance with their obligations thereunder. Neither of the Corporation and, to the Knowledge of the Corporation, none of the parties to the Contracts listed in Schedule 4.3.26 annexed hereto (other than the Corporation) intends to terminate its obligations under any of such Contracts in the next twelve (12) months;


4.3.27 Intellectual Property. Schedule 4.3.27 annexed hereto contains a true and complete list and copy of all Intellectual Property Rights used by the Corporation in the conduct of its business, none of which has been opposed or held unenforceable and each of which is in full force and effect. Except as set forth in Schedule 4.3.27 annexed hereto, the Corporation is the absolute owner and has the sole and exclusive right to use the Intellectual Property Rights listed beside its name on Schedule
      4.3.27 annexed hereto, without making any payment to any Person or granting rights to any Person in exchange. Unless otherwise indicated in
      Schedule 4.3.27, the Corporation owns the entire right, title and interest in and to the Intellectual Property Rights (including, without limitation, the right to use and license the same) which are necessary for the research, development, manufacture, use, sale, lease, license and service of products of the Corporation's business and the equipment used to manufacture the Corporation's products. The Corporation's patents and trademarks, as listed and explained in Schedule 4.3.27, have been duly registered with, filed in or issued by, as the case may be, such Governmental Body as is indicated in Schedule 4.3.27 and, except as otherwise set forth on Schedule 4.3.27, such registrations, filing and issuances remain in full force and effect and such patents and trademarks cover the technology and equipment used to manufacture the Products. The Intellectual Property Rights of the Corporation are sufficient for the lawful conduct, ownership and operation of the Corporation's business as presently conducted and enable the manufacturing of the Products and there are no Intellectual Property Rights of any Person which impair or prevent the development, manufacture, use, sale, lease, license and service of products, now existing or under development by the Corporation. The Corporation has the unabridged right to bring actions for the infringement of all of its Intellectual Property Rights,

      4.3.27.1 without limiting the generality of subsection 4.3.3 hereof, the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby will not breach, violate or conflict with any instrument or agreement governing any of the Corporation's Intellectual Property Rights, and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of the Corporation's Intellectual Property Rights or in any way impair the right of the Corporation to use, sell, license or dispose of or to bring any action for the infringement of any of the Corporation's Intellectual Property Rights or portion thereof,

      4.3.27.2 all employees of, and consultants to, the Corporation have entered into agreements with the Corporation pursuant to which all Intellectual Property Rights developed by them in the course of their relationship with the Corporation belong solely, without any restrictions or obligations whatsoever, to the Corporation, and all such agreements are included in the Contracts. The Corporation has taken reasonable practical steps (including, without limitation, entering into confidentiality and non-disclosure agreements with all employees of the Corporation or consultants, third party developers or any other Persons with access to or knowledge of the Corporation's Intellectual Property Rights) sufficient to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all of the Corporation's Intellectual Property Rights,

      4.3.27.3 none of the development, manufacture, marketing, license, sale or use of any product or service currently licensed or sold by the Corporation or currently under development or proposed to be developed by the Corporation violates or will violate any Contract with any Person or infringe any Intellectual Property Rights of any Person. There are no pending or, to the Knowledge of the Corporation, threatened proceedings, litigation or other adverse claims affecting, or with respect to, any part of the Intellectual Property Rights of the Corporation. Except as set forth in Schedule 4.3.27, to the Knowledge of the Corporation, no Person is infringing any Intellectual Property Right of the Corporation,


      4.3.27.4 except for the license granted to TouchTunes pursuant to that certain Research License Agreement dated January 1, 1998 between the Corporation and TouchTunes no license or sub-license has been granted or other Contract has been entered into with respect to any of the Intellectual Property Rights of the Corporation. The Corporation has not conducted business under any name other than Technical Maintenance Corporation and its current corporate name;

4.3.28   Related Transactions.  Except for current unpaid salaries, the

      Corporation has no indebtedness to any of its shareholders, directors, officers or employees, past or present, or to any Person not dealing at arm's-length with any of such Persons and no shareholder, director, officer or employee, past or present, of the Corporation or any Person not dealing at arm's-length with any of such Persons has any indebtedness to the Corporation;

4.3.29 Compliance with Applicable Law. The Corporation has conducted and is conducting its business, in all material respects, in compliance with

      Applicable Law, and the Corporation is not in breach of Applicable Law, including any securities law;




4.3.30 Qualifications. The Corporation has not been required to suspend operations of its business or been liable for a fine or penalty as a result of the operation of its business. The Corporation has all Permits necessary for the conduct of its business as presently conducted and such Permits are validly issued, in full force and effect and the Corporation is, in all material respects, in compliance therewith, and none of such Permits will be affected by the transactions contemplated hereby;

4.3.31  Absence of Guarantees.  Without limiting the generality of subsection
      4.3.26 hereof and except for commitments disclosed in the Financial Statements, the Corporation is not a party to or bound by any comfort letter, understanding or agreement of guarantee, indemnification, assumption or endorsement or any like commitment with respect to the liabilities or obligations of any Person;

4.3.32 Tax Matters. Tax Returns required by Applicable Law to be filed by, or with respect to the activities of the Corporation with applicable Governmental Bodies have been properly and timely filed with the appropriate Governmental Bodies and all such Tax Returns are true and complete and all Taxes shown to be due on such Tax Returns have been paid,

      4.3.32.1 with respect to the Corporation: i) there are no unpaid Taxes now due and no deficiency for Taxes has been assessed by any applicable Governmental Body, ii) no audit of any Tax Return is in progress or pending or threatened, and iii) no waiver of any statute of limitations has been given or is in effect with respect to the assessment of any Taxes,


      4.3.32.2 all Taxes shown on all Tax Returns for which the Corporation is liable have been paid or accrued and adequately reserved on its Books and Records and financial statements (including the Financial Statements) of the Corporation. The Corporation is not taxed as an "S corporation" (within the meaning of Section 1361(a) of the United States Internal Revenue Code of 1986, as amended),

      4.3.32.3 none of the Tax Returns of the Corporation have ever been audited by any taxing Governmental Body at any time,


      4.3.32.4 the Corporation has never entered into any closing or similar agreement with any taxing Governmental Body,

      4.3.32.5 in each jurisdiction in which the Corporation is paying or has paid sales tax, sales tax audits have been conducted and completed through the years shown on Schedule 4.3.32.5 annexed thereto,

      4.3.32.6 the Corporation was not a member of an entity required to file a federal partnership Tax Return that is expected to have taxable income for any taxable period beginning prior to the date hereof that is in excess of cash distributions of such income to be made after the date hereof,




      4.3.32.7 the Corporation has not adopted a plan of complete liquidation and no consent has been filed on behalf of any of them pursuant to
      Section 341(f) of the United States Internal Revenue Code of 1986, as amended, or any predecessor provision,

      4.3.32.8 the Corporation has not taken any action not in the ordinary course of business that would have the effect of deferring any Tax liability from any taxable period ending prior to the date hereof,

      4.3.32.9 without limiting the generality of the foregoing, the Corporation has collected all sales, goods and services and use taxes required to be collected and has remitted same on a timely basis to the appropriate Governmental Body, or has been furnished properly completed exemption certificates for all exempt transactions. The Corporation has in its possession all Books and Records, including supporting documents, required by Applicable Law regarding the collection and payment of all sales, goods and services and use taxes required to be collected and paid over and regarding all exempt transactions for all periods open under the applicable statutes of limitations as of the date hereof, and the Corporation has maintained all such Books and Records, including supporting documents, in the manner required by applicable sales, goods and services and use tax statutes and regulations,

      4.3.32.10 the Corporation has withheld from each payment made to each of its past and present shareholders, agents, employees, officers and directors all deductions required to be made therefrom and has paid same to the proper Governmental Body;

4.3.33 Accounts Receivable and Payable. Schedule 4.3.33 annexed hereto sets forth a true and complete (i) trade accounts receivable listing of the Corporation as of May 17, 2000 and (ii) accounts payable listing of the Corporation as of May 17, 2000. The accounts receivable of the Corporation reflected on the Financial Statements and those created after the Balance Sheet Date, are genuine and bona fide receivables which arose in the ordinary course of business, and net of reserves (which reserves are adequate and determined in accordance with Generally Accepted Accounting Principles, consistently applied) are collectible, to the Knowledge of the Corporation, in full when due without any discount, set-off or counterclaim;

4.3.34 Accounts Receivable of the Corporation. There exist no accounts receivable in respect of any fees described by Rule 12b-1 promulgated under the United States Investment Company Act of 1940, as amended;

4.3.35 No Broker. Without limiting the generality of subsection 4.3.26 hereof, the Corporation has not employed any broker, finder, consultant or other intermediary in connection with any of the transactions contemplated by this Agreement and the Investors have not incurred and will not incur, directly or indirectly, as a result of any action taken by the Corporation any liability for any brokerage fees, finder's fees, or agents' commissions or other similar charges in connection with this Agreement;

5.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES


5.1 Surivival. Notwithstanding any investigation conducted prior or subsequent to the date hereof, the parties shall be entitled to rely upon the representations and warranties set forth herein and all representations and warranties made by, and all covenants, obligations and agreements of, the parties, under or pursuant to this Agreement or any other document or certificate delivered in connection therewith shall survive for a period of twenty-four (24) months from the date hereof.


6.    INDEMNIFICATION

6.1   Definitions.  As used in this Section 6:

6.1.1 "Claim" means any act, omission or state of facts and any demand, action, suit, proceeding, investigation, arbitration, trial, claim, assessment, judgment, settlement or compromise relating thereto which may give rise to a right to indemnification under subsection 6.2 or 6.3 hereof;

6.1.2 "Direct Claim" means any Claim by an Indemnified Party against an Indemnifying Party which does not result from a Third Party Claim;


6.1.3 "Indemnifying Party" means any party obligated to provide indemnification under this Agreement (including the parties intervening into this Agreement);

6.1.4 "Indemnified Party" means any party entitled to indemnification under this Agreement;

6.1.5 "Indemnity Payment" means the aggregate amount of each Loss required to be paid pursuant to subsection 6.2 or the amount of each Loss required to be paid pursuant to subsection 6.3 hereof;

6.1.6 "Loss" means any and all loss , liability, damage, cost, expense, charge, fine, penalty or assessment, resulting from or arising out of any Claim, including the reasonable costs and expenses of any action, suit, proceeding, demand, assessment, judgment, settlement or compromise relating thereto and all interest, punitive damages, fines and penalties and reasonable attorneys', accountants' and experts' fees and expenses incurred in connection therewith; and


6.1.7 "Third Party Claim" means any Claim asserted against an Indemnified Party by any Person who is not a party to this Agreement.

6.2 Indemnification by the Corporation. The Corporation hereby agrees to indemnify and save and hold harmless each Investor from and against any Loss suffered or incurred by an Investor as a result of, arising out of or relating to:




6.2.1 any violation, contravention or breach of any covenant, agreement or obligation of the Corporation under or pursuant to this Agreement or any other document or certificate delivered to the Investors by or on behalf of the Corporation in connection with this Agreement, as well as any Claim by any Person containing allegations which, if true, would constitute such an event; and

6.2.2 any incorrectness in, or breach of, any representation or warranty made by the Corporation in this Agreement, or made or to be made in any other document or certificate delivered or to be delivered to the Investors by or on behalf of the Corporation in connection therewith as well as any Claim by any Person containing allegations which, if true, would constitute such an event.

6.3 Indemnification by the Investors. Each Investor hereby agrees to indemnify and save and hold harmless the Corporation from and against any Loss suffered or incurred, directly or indirectly, by it as a result of, arising out of or relating to:

6.3.1 any violation, contravention or breach of any covenant, agreement or obligation of such Investor under or pursuant to this Agreement or any other document or certificate delivered to the Corporation by or on behalf of such Investor in connection therewith, as well as any Claim by any Person containing allegations which, if true, would constitute such an event; and

6.3.2 any incorrectness in, or breach of, any representation or warranty made by such Investor in this Agreement, or made or to be made in any other document or certificate delivered or to be delivered to the Corporation by or on behalf of such Investor in connection with this Agreement, as well as any Claim by any Person containing allegations which, if true, would constitute such an event.

6.4 Payment and Interest. The Indemnifying Party shall reimburse, on demand, to the Indemnified Party the amount of each Loss suffered or incurred by the Indemnified Party, the whole as of the date that the Indemnified Party incurs such Loss, together with interest on such amount(s) from the aforesaid date until payment in full at a rate per annum equal to the Prime Rate, plus two (2) percentage points. Interest shall be calculated and payable monthly on the last day of each month during which any amount in respect of any Loss remained unpaid, both before and after an arbitration award and/or judgment, with interest on overdue interest calculated and payable at the same rate. The interest payable in any month shall be calculated on the average amount of all amounts in respect of any Loss that remained unpaid at any time during such month. This amount shall be calculated by i) multiplying any amount in respect of each Loss that remained unpaid at any time during such month by the number of days that amount remained unpaid during such month and ii) dividing the aggregate of all such products by the number of days in such month. If such Claim is subsequently determined not to have been valid, the Indemnified Party shall reimburse the Indemnifying Party for the amount so paid together with interest at the Prime Rate per annum, plus two (2) percentage points, calculated and payable monthly as provided previously in this subsection, from the month such payment was made by the Indemnifying Party to the month in which the Indemnified Party repaid such amount.

6.5 Notification. Promptly upon obtaining knowledge thereof, the Indemnified Party shall notify the Indemnifying Party of each Claim which the Indemnified Party has determined has given or could give rise to indemnification under this
Section 6, describing such Claim in reasonable detail. In circumstances where the Indemnifying Party is notified of such Claim but not promptly, the Indemnifying Party shall not be relieved from any duty to indemnify and save and hold harmless which otherwise might exist with respect to such Claim unless (and only to that extent) the omission to notify promptly materially prejudices the ability of the Indemnifying Party to exercise its right to defend provided in this Section 6.

6.6 Defense of Third Party Claims. The Indemnifying Party shall have the right, after receipt of the Indemnified Party's notice under subsection 6.5 hereof with respect to a Third Party Claim and upon giving written notice to the Indemnified Party within ten (10) Business Days of such receipt, and subject to the rights of any insurer or other third party having potential liability therefor, to defend the Third Party Claim at its own cost and expense with counsel of its own selection, provided that:

6.6.1 the Indemnified Party shall at all times have the right to fully participate in the defense at its own expense;

6.6.2 the Third Party Claim seeks only monetary damages and does not seek any injunctive or other relief against the Indemnified Party;


6.6.3 the Indemnifying Party unconditionally acknowledges in writing its obligation to indemnify and save and hold the Indemnified Party harmless with respect to the Third Party Claim, if it is found that such obligation exists;

6.6.4 legal counsel chosen by the Indemnifying Party is satisfactory to the Indemnified Party, acting reasonably; and

6.6.5 in the event that such Third Party Claim is in excess of $2,000,000, the Indemnifying Party shall deliver a letter of credit, surety bond or similar security in form and substance satisfactory to the Indemnified Party, acting reasonably, in the amount of such Third Party Claim as security for the payment of amounts payable by the Indemnifying Party to the Indemnified Party pursuant hereto, inclusive of reasonably estimated interest and costs. Amounts payable by the Indemnifying Party pursuant to a Third Party Claim shall be paid in accordance with the terms of the settlement or judgment, as applicable, but in any event prior to the expiry of any delay for a judgment to become executory.


6.7 Settlement of a Third Party Claim. The Indemnifying Party shall not be permitted to compromise and settle or to cause a compromise and settlement of any Third Party Claim, without the prior written consent of the Indemnified Party, unless:

6.7.1 the terms of the compromise and settlement require only the payment of money and do not require the Indemnified Party to admit any wrongdoing or take or refrain from taking any action;

6.7.2 the Indemnified Party receives, as part of the compromise and settlement, a legally binding and enforceable unconditional satisfaction and release, which is in form and substance satisfactory to the Indemnified Party, acting reasonably; and

6.7.3 the Third Party Claim and any claim or liability of the Indemnified Party with respect to such Third Party Claim is being fully satisfied because of the compromise and settlement and the Indemnified Party is being released from any and all obligations or liabilities it may have with respect to the Third Party Claim.

6.8 Waiver of Right to Defend Third Party Claims. If the Indemnifying Party fails:

6.8.1 within fifteen (15) Business Days from receipt of the notice of a Third Party Claim to give notice of its intention to defend the Third Party Claim in accordance with subsection 6.6 hereof, or

6.8.2 to comply at any time with any of subsections 6.6.1 through 6.6.5 (inclusively) hereof,

then the Indemnifying Party shall be deemed to have waived its right to defend the Third Party Claim and the Indemnified Party shall have the right (but not the obligation) to undertake the defense of the Third Party Claim and compromise and settle the Third Party Claim on behalf, for the account and at the risk and expense of the Indemnifying Party.

6.9 Direct Claims. If the Indemnifying Party fails to respond in writing to any written notice of a Direct Claim given by the Indemnified Party pursuant to subsection 6.5 hereof, and fails to make an Indemnity Payment to the Indemnified Party within ten (10) Business Days thereof, the Indemnifying Party shall be deemed to have rejected such Direct Claim, in which event the Indemnified Party shall be free to pursue such rights, recourses and remedies as may be available to it.


6.10 Right of Offset. Without in any way limiting the terms of this Section 6, each party shall have the right to offset against all amounts payable from time to time by it to any other party, howsoever arising, including under this Agreement, any amount owing by such other party pursuant to the indemnification obligations contained in this Agreement to the party intending to offset.

6.11 Cumulative Rights. The rights, recourses and remedies provided to an Indemnified Party under this Section 6 are cumulative with any other right, recourse and remedy such Indemnified Party may have or may hereafter acquire under Applicable Law, and any right, recourse or remedy of such Indemnified Party may be asserted completely against the Indemnifying Party, without regard to the rights, recourses or remedies the Indemnified Party may have against any other Person.

7.    COVENANTS OF THE CORPORATION

7.1 Use of Proceeds. The Corporation hereby covenants and agrees that the subscription price to be delivered by the Investors to the Corporation pursuant to this Agreement shall be used in accordance with the detailed budget of the Corporation annexed hereto as Schedule 7.1 and in the manner set forth in the Business Plan or as may be deemed appropriate by the Board of Directors of the Corporation.

7.2 Reservation of Stock. So long the Investors hold any Purchased Securities, the Corporation will at all times reserve and keep available, solely for issuance and delivery upon the conversion of such Purchased Securities, all Common Shares issuable upon the conversion of such Purchased Securities.

7.3 Notice and Information Rights. The Corporation shall from the date hereof deliver to each Investor such information and notices as the Corporation is required to deliver to the holders of Common Shares of the Corporation pursuant to the Articles of Incorporation or otherwise.

8.    GENERAL PROVISIONS

8.1 Further Assurances. Each party upon the request of the others, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

8.2 Default Interest. Subject to the provisions of subsection 6.4 hereof, if any party fails to pay any other party any amounts due hereunder within ten
(10) days of the due date, the party owing such money shall pay to the party owed such money, from the date such amount was due, interest at the Prime Rate, plus three (3) percentage points, compounded monthly and payable on demand.

8.3   Successors in Interest.  This Agreement and the provisions hereof shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

8.4 Arbitration. All disputes or controversies between the parties in respect of the validity, interpretation or performance of the provisions of this Agreement shall be definitively dealt with using the rules of conciliation and arbitration of the International Chamber of Commerce, by one arbitrator appointed in accordance with said rules, and to the exclusion of any courts except for any provisional remedy including injunctive relief and seizure before judgment which may be obtained from any court or tribunal, the whole in accordance with said rules in force at the time of execution of this Agreement. Any arbitration proceeding required pursuant to the terms thereof shall take place in Montreal, Quebec and shall be conducted in both the English and French language.

8.5 Notices. All offers, acceptances, rejections, notices, requests, authorizations, permissions directions, demands and other communications hereunder shall be given in writing and shall be given by telecopier, or delivered by hand, to the other party at the following addresses:

if to Sofinov:               SOFINOV SOCIETE FINANCIERE
                             D'INNOVATION INC.

                             1981 McGill College Avenue
                             Montreal, Quebec
                             H3A 3C7
                             Attention: The President

                             Telecopier: (514) 847-2628


if to CDPQ:                  CAPITAL COMMUNICATIONS CDPQ INC.
                             1981 McGill College Avenue
                             Montreal, Quebec

                             H3A 3C7
                             Attention: The President

                             Telecopier: (514) 847-5980


if to the Corporation:       TOUCHTUNES MUSIC CORPORATION
                             1800 East Sahara
                             Suite 107
                             Las vegas, Nevada
                             89104, U.S.A.
                             Attention: The President


                             Telecopier: (702) 734-7500

with a copy in all cases to: LAPOINTE ROSENSTEIN
                             1250 RenE-LEvesque Blvd. West
                             Suite 1400

                             Montreal, Quebec
                             H3B 5E9
                             Attention: Claude Bergeron

                             Telecopier: (514) 925-9001




with a copy in all cases to: DE GRANDPRE CHAIT
                             1000 de la GauchetiEre West
                             29th Floor

                             Montreal, Quebec
                             Attention: Jacques Bourque

                             Telecopier: (514) 878-4333


with a copy in all cases to: KARP & SOMMERS
                             950 Third Avenue
                             New York, NY
                             10022, USA
                             Attention: Aaron Karp

                             Telecopier: (212) 421-1650


or at such other address as the parties may have previously indicated to the other parties in writing in conformity with the foregoing. Any such notice, request, demand or other communication shall be deemed to have been received on the date of delivery if delivered by hand, or the next Business Day immediately following the date of transmission if sent by telecopier. The original copy of any notice sent by telecopier shall be forwarded to the other party by registered mail, receipt return requested.

8.6   Time of the essence.  Time shall be of the essence in this Agreement.

8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.


      IN WITNESS WHEREOF, the parties have signed at the place and on the date first hereinabove mentioned.

                             SOFINOV SOCIETE FINANCIERE
                             D'INNOVATION INC.


                             Per: /s/Denis Dionne
                                  -----------------------------
                                  Denis Dionne

                             Per: /s/Pierre Pharand
                                  ------------------------------
                                  Pierre Pharand




                             CAPITAL COMMUNICATIONS CDPQ INC.


                             Per:/s/Helene Belanger
                              -------------------------
                                  Helene Belanger

                             Per /s/Roland Ribotti
                              -------------------------
                                  Roland Ribotti

                             TOUCHTUNES MUSIC CORPORATION



                             Per:/s/Tony Mastronardi
                             -------------------------
                                  Tony Mastronardi




                                 INTERVENTION

EACH OF THE UNDERSIGNED HEREBY INTERVENES TO THESE PRESENTS, hereby declares having taken cognizance of all of the provisions contained in this Agreement, with which he declares himself to be entirely satisfied and familiar, and hereby represents and warrants to each of the Investors, jointly and severally with the Corporation, waiving the benefits of division and discussion, that all of the representations and warranties of the Corporation set forth in subsections 4.3.4, 4.3.8, 4.3.12, 4.3.13, 4.3.14, 4.3.18, 4.3.26, 4.3.27,
4.3.28, 4.3.31 and 4.3.32 are true, accurate and complete.

      Montreal, this 18th day of May, 2000



                                            /s/Tony Mastronardi
                                            ---------------------
                                            TONY MASTRONARDI



                                            /s/Guy Nathan
                                            ---------------------
                                            GUY NATHAN